EXHIBIT 8.1

               [LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT LLP]


                                 March 15, 2006




Asset Backed Funding Corporation
214 North Tryon Street
Charlotte, North Carolina  28255

Ladies and Gentlemen:

            We have acted as your counsel in connection with the registration statement (File No. 333-130524) filed with the Securities and Exchange Commission (the "Commission") on December 20, 2005, as amended (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers Asset-Backed Certificates ("Certificates") and Asset-Backed Notes ("Notes") to be sold by Asset Backed Funding Corporation (the "Company") in one or more series (each, a "Series") of Securities. Each Series of Certificates will be issued under a separate pooling and servicing agreement among the Company, a trustee to be identified in the Prospectus Supplement for such Series of Certificates, and a servicer or a master servicer to be identified in the Prospectus Supplement for such Series of Certificates. Each Series of Notes will be issued under a separate indenture between a statutory trust formed to issue the Notes and an indenture trustee to be identified in the Prospectus Supplement for such Series of Notes. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

            In rendering the opinion set forth below, we have examined and relied upon the following: (i) the Registration Statement, the Prospectus and the form of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission and (ii) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

            As counsel to the Company, we have advised the Company with respect to certain federal income tax aspects of the proposed issuance of the Certificates and the Notes. The description of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the Prospectus accurately describes the material federal income tax consequences to holders of a Series of Certificates or Notes, under existing law and subject to the qualifications and assumptions stated therein. We also hereby confirm and adopt the opinions




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Asset Backed Funding Corporation                -2-           March 15, 2006


expressly set forth under such headings, under existing law and subject to the qualifications and assumptions stated therein.

            This opinion is based on the facts and circumstances set forth in the Prospectus and Prospectus Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Certificates or Notes as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Registration Statement contemplates Series of Certificates or Notes with numerous different characteristics, the particular characteristics of each Series of Certificates or Notes must be considered in determining the applicability of this opinion to a particular Series of Certificates or Notes.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to this firm under the caption "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Act.

            No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Certificates or the Notes under the laws of any state.

                                       Very truly yours,



                                        /s/  CADWALADER, WICKERSHAM & TAFT LLP